UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 River Ridge Drive, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X ]

Item 7.01     Regulation FD Disclosure
On February 21, 2018, Blue Hills Bancorp, Inc. (the "Company") announced that its Board of Directors declared a special dividend of $0.30 and a regular quarterly cash dividend of $0.15 per common share. The dividend will be payable on or about March 21, 2018, to stockholders of record as of March 7, 2018. The Company’s press release announcing the dividend is included as Exhibit 99.1 to this Report.

Item 8.01 Other Events

Blue Hills Bancorp, Inc. also announced that its 2018 Annual Meeting will be held on Wednesday, May 16, 2018 at 10:00 AM Eastern Time.  Stockholders of record as of the close of business on March 29, 2018 are entitled to vote at the Annual Meeting, which will be held at corporate headquarters at 500 River Ridge Drive, Norwood, MA 02062.
At the annual meeting, stockholders will consider the election of directors and the ratification of the appointment of the independent registered public accounting firm.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description

99.1	Press release dated February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: February 22, 2018	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer